EXHIBIT 77Q3 TO FORM N-SAR

Registrant Name: Vanguard Bond Index Funds
File Number: 811-4681
Registrant CIK Number: 0000794105


Items 72, 73 and 74 For Series 1 and Series 3

     Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Items 72 through 74 completely, the Registrant has set forth in their entirety the complete responses to the indicated Items or Sub-Items below, in accordance with verbal instructions provided to the Registrant by the staff of the Commission on September 20, 2002, and September 23, 2002.


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Series 1 SEC Identifier S000002564
Class 1 SEC Identifier  C000007062
Class 2 SEC Identifier  C000007063
Class 3 SEC Identifier  C000007064

Item 72DD

1. Total Income dividends for which record date passed during the period                                            $526,746
2. Dividends for a second class of open-end company shares                                                          $117,885
3. Dividends for a third class of open-end company shares                                                           $185,974


Item 73

Distributions per share for which record date passed during the period:

A)      1. Dividends from net investment income                                                                     $0.237
        2. Dividends from a second class of open-end company shares                                                 $0.242
        3. Dividends from a third class of open-end company shares                                                  $0.244




Item 74

U)      1. Number of shares outstanding                                                                            2,166,502
        2. Number of shares outstanding for a second class of shares of open-end company shares                      550,235
        3. Number of shares outstanding for a third class of shares of open-end company shares                       776,803


V)      1. Net asset value per share (to the nearest cent)                                                           9.73
        2. Net asset value per share of a second class open-end company shares (to the nearest cent)                 9.73
        3. Net asset value per share of a third class open-end company shares (to the nearest cent)                  9.73


Series 3 SEC Identifier S000002561
Class 1 SEC Identifier  C000007057
Class 2 SEC Identifier  C000007058
Class 3 SEC Identifier  C000024520

Item 72DD

1. Total Income dividends for which record date passed during the period                                            $71,935
2. Dividends for a second class of open-end company shares                                                          $73,216
3. Dividends for a third class of open-end company shares                                                            $2,458


Item 73

Distributions per share for which record date passed during the period:

A)      1. Dividends from net investment income                                                                     $0.245
        2. Dividends from a second class of open-end company shares                                                 $0.249
        3. Dividends from a third class of open-end company shares                                                  $0.215




Item 74

U)      1. Number of shares outstanding                                                                              293,767
        2. Number of shares outstanding for a second class of shares of open-end company shares                      302,973
        3. Number of shares outstanding for a third class of shares of open-end company shares                        13,569


V)      1. Net asset value per share (to the nearest cent)                                                           9.92
        2. Net asset value per share of a second class open-end company shares (to the nearest cent)                 9.92
        3. Net asset value per share of a third class open-end company shares (to the nearest cent)                  9.92





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